UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 14, 2005

IMMUNICON CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	000-50677	23-2269490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 Masons Mill Road, Suite 100 Huntingdon Valley, Pennsylvania		19006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 830-0777

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 14, 2005, Immunicon Corporation and its wholly-owned subsidiaries (collectively, the “Company”) entered into a Second Amendment to Amended and Restated Loan and Security Agreement (the “Amendment”) with Silicon Valley Bank (“SVB”), thereby amending Section 2.1.3(a), entitled Equipment Advances, of the Amended and Restated Loan and Security Agreement, dated as of October 20, 2004 (the “Loan Agreement”), between the Company and SVB. The Amendment extends the Equipment Availability End Date (as that term is defined in the Loan Agreement) under the Loan Agreement’s committed equipment line of $12,000,000 to June 30, 2006. The Amendment supersedes and replaces in its entirety that certain First Amendment to Amended and Restated Loan and Security Agreement, dated as of June 30, 2005, between the Company and SVB, which had an Equipment Availability End Date of December 31, 2005. Except as otherwise provided for in the Amendment, the terms of the Loan Agreement continue in full force and effect. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

On October 17, 2005, the Company and General Electric Capital Corporation (“GECC”) extended the Company’s credit line to April 30, 2006 under that certain Master Security Agreement and Amendment, dated as of April 15, 2003 (the “GE Loan Agreement”). Under the terms of the extended GE Loan Agreement, the Company will continue to be able to borrow against the credit line with such indebtedness secured by GECC’s security interest in the collateral of the Company.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1 –	Second Amendment to Amended and Restated Loan and Security Agreement, dated October 14, 2005, between Immunicon Corporation, its wholly-owned subsidiaries, and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNICON CORPORATION

By:	JAMES G. MURPHY
James G. Murphy Senior Vice President and Chief Financial Officer

Dated: October 20, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Second Amendment to Amended and Restated Loan and Security Agreement, dated October 14, 2005, between Immunicon Corporation, its wholly-owned subsidiaries, and Silicon Valley Bank.